Exhibit 99.1

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2014
(With Independent Auditors’ Report Thereon)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES

KPMG LLP
Suite 800
60 East Rio Salado Parkway
Tempe, AZ 85281-9125

Independent Auditors’ Report
The Member
Fountains Senior Living Holdings, LLC:
We have audited the accompanying consolidated financial statements of Fountains Senior Living Holdings, LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, changes in member’s deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fountains Senior Living Holdings, LLC and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended, in accordance with U.S. generally accepted accounting principles.
Phoenix, Arizona
April 30, 2015

KPMG LLP is a Delaware limited liability partnership
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity.

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$20,123,400
Accounts receivable - less allowance for doubtful accounts of $591,000	5,393,791
Prepaid expenses and other current assets	2,073,037
Total current assets	27,590,228
Property and equipment:
Land and land improvements	70,907,658
Buildings and improvements	336,689,689
Furniture, fixtures and equipment	44,836,440
Construction in progress	418,059
Total property and equipment	452,851,846
Less accumulated depreciation	(110,064,229)
Property and equipment – net	342,787,617
Restricted cash	1,708,031
Other assets	2,207,169
Deferred financing costs – less accumulated amortization of $2,284,700	330,874
Total	$374,623,919

See accompanying notes to consolidated financial statements.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2014

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$10,278,141
Payable to affiliates – net	188,021
Security and reservation deposits	1,147,259
Accrued interest	29,073
Refundable entrance fees	11,209,577
Refundable refund liabilities	479,880
Insurance liability reserves	890,135
Current portion capital lease obligations	103,818
Current maturities of notes payable	266,087,416
Total current liabilities	290,413,320
Long-term liabilities:
Notes payable – less current maturities	30,868
Capital lease obligation – less current portion	345,292
Deferred revenue	1,010,048
Insurance liability reserves – less current portion	3,905,142
Refundable entrance fees – less current portion	58,715,967
Unearned nonrefundable entrance fees	36,122,637
Total long-term liabilities	100,129,954
Total liabilities	390,543,274
Commitments and contingencies (notes 5, 9 and 10)
Member’s deficit	(15,919,355)
Total	$374,623,919

See accompanying notes to consolidated financial statements.

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Statements of Operations
Year ended December 31, 2014

Operating revenue:
Healthcare revenue, net of contractual allowances	$36,175,268
Provision for bad debts (note 3)	(480,437)
Healthcare revenue, net	35,694,831
Resident fees	105,033,929
Amortization of entrance fees	6,266,498
Lease income	5,415,400
Other operating income	4,616,002
Total operating revenue	157,026,660
Operating expenses
Wages and benefits	56,681,034
Depreciation	17,453,889
Ancillary/therapy expenses	8,900,227
General and administrative	2,267,410
Food	9,399,654
Supplies	2,134,940
Utilities	7,323,747
Insurance	3,062,027
Taxes and license fees	4,642,872
Repairs and maintenance	5,661,780
Gain on disposal of assets	(1,950)
Loss on impairment	3,648,363
Lease expense	3,675,930
Management fees	8,234,471
Occupancy costs	2,458,692
Professional services	6,146,413
Total operating expenses	141,689,499
Income from operations	15,337,161
Other (expense) income:
Interest expense	(11,695,963)
Change in fair value of interest rate swap agreements	402,586
Interest income	8,995
Other expense	(1,346,941)
Total other expense	(12,631,323)
Net income	$2,705,838

See accompanying notes to consolidated financial statements.

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Statements of Changes in Member’s Deficit
Year ended December 31, 2014

Balance – December 31, 2013	$(18,625,193)
Net income	2,705,838
Balance – December 31, 2014	$(15,919,355)

See accompanying notes to consolidated financial statements.

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Year ended December 31, 2014

Cash flows from operating activities:
Net income	$2,705,838
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,453,889
Amortization of entrance fees	(6,266,498)
Entrance fees received	24,071,517
Amortization of financing and loan modifications costs	1,015,410
Amortization of waived interest on troubled debt restructuring	(745,159)
Gain on sale/disposition of fixed assets	(1,950)
Loss on impairment	3,648,363
Provision for bad debts	688,171
Change in fair value of interest rate swap agreements	(402,586)
Changes in operating assets and liabilities:
Accounts receivable	(1,083,275)
Prepaid expenses and other current assets	(311,859)
Straight-line lease receivable	31,171
Accounts payable and accrued expenses	(3,075,461)
Payable to affiliates – net	51,349
Accrued interest	(140,566)
Deferred revenue	265,225
Security and reservation deposits	348,173
Net cash provided by operating activities	38,251,752
Cash flows from investing activities:
Increase in restricted cash	(203,281)
Proceeds from sale of fixed assets	767,334
Purchases of property and equipment	(13,627,439)
Net cash used in investing activities	(13,063,386)
Cash flows from financing activities:
Payment of financing costs	(330,874)
Payment on notes payable	(19,120,821)
Payment on capital lease obligations	(84,038)
Payment of resident refund liabilities	(79,325)
Refunds of entrance fees	(9,227,694)
Net cash used in financing activities	(28,842,752)
Net decrease in cash and cash equivalents	(3,654,386)
Cash and cash equivalents – beginning of year	23,777,786
Cash and cash equivalents – end of year	$20,123,400

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Year ended December 31, 2014

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,566,278
Supplemental disclosures of noncash investing and financing activities:
Accrued capital expenditures	$679,942
Security deposits applied against entrance fees	460,983
Entrance fee draw-downs applied to accounts receivable	291,421
Assets acquired by capital lease	227,440

See accompanying notes to consolidated financial statements.

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

(1)	Organization
Fountains Senior Living Holdings, LLC (the Company) fka as Sunrise IV Senior Living Holdings, LLC, a Delaware limited liability company, was formed on June 30, 2005, to acquire 16 senior living facilities (the acquisition). The Company began operations on July 1, 2005 to provide for the varying lifestyle needs of seniors and elderly residents by combining the services for independent living, assisted living, Alzheimer’s and related dementia care, and skilled nursing facilities in a campus setting. Several of the Company’s Facilities are considered continuing care retirement communities.
The Company owns the following 13 single‑purpose limited liability companies and 3 single‑purpose limited partnerships (collectively, the Operator Entities), which operate 16 senior living facilities (the Facilities) as follows:

Operator entity	Facility	Location
Fountains La Cholla SL, LLC	Fountains at La Cholla	Tucson, Arizona
Fountains Canterbury SL, LLC	Fountains at Canterbury	Oklahoma, Oklahoma
Fountains Albemarle SL, LLC	Fountains at Albemarle	Tarboro, North Carolina
Fountains Crystal Lake SL, LLC	Fountains at Crystal Lake	Crystal Lake, Illinois
Fountains La Jolla SL, L.P.	Fountains at La Jolla	San Diego, California
Fountains Bellevue SL, LLC	Fountains at Bellevue	Bellevue, Washington
Fountains Sea Bluffs SL, L.P.	Fountains at Sea Bluffs	Dana Point, California
Fountains Franklin SL, LLC	Fountains at Franklin	Southfield, Michigan
Fountains Millbrook SL, LLC	Fountains at Millbrook	Millbrook, New York
Fountains Lake Pointe
Woods SL, LLC	Fountains at Lake Pointe Woods	Sarasota, Florida
Fountains Boca Ciega SL, LLC	Fountains at Boca Ciega Bay	St. Petersburg, Florida
Fountains Carlotta SL, L.P.	Fountains at Carlotta	Palm Desert, California
Fountains Bronson
Place SL, LLC	Fountains at Bronson Place	Kalamazoo, Michigan
Fountains Washington
House SL, LLC	Fountains at The Washington House	Alexandria, Virginia
Fountains Greenbriar SL, LLC	Fountains at Greenbriar	Independence, Missouri
Fountains RiverVue SL, LLC	Fountains at RiverVue	Tuckahoe, New York
During various dates in 2010, Watermark Retirement Communities, Inc. (Watermark) was retained to manage the Facilities with the exception of Fountains at Carlotta, which transitioned January 1, 2012. The agreements have an initial term of five years from the final closing date as defined in the master management agreement, and shall thereafter automatically continue for successive one‑year terms, unless sooner terminated as provided for in the agreements. The agreements provide for management fees to be paid monthly. The fee is equal to 5% of the gross income accrued for each month. Total management fees incurred under these agreements in 2014 were $7,583,675.
These management agreements also entitle Watermark to be compensated for early termination in an amount equal to the management fee earned in the preceding 12 months for the discontinued operations if termination is effective during the second or third year of the initial term. If the effective termination is in the fourth year, the fee is 50% of the management fees earned in the preceding 12 months. There were no early termination fees incurred in 2014.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

In addition to the individual facility management agreements, the Company entered into a master portfolio management agreement with Watermark. This agreement entitles the manager to receive an incentive management fee as additional compensation equal to 10% of the amount by which current cash flow for a current measurement period exceeds base cash flow for a base measurement period as defined in the agreement. The total incentive management fee incurred was $578,642 in 2014.
The Company leases property to Fountains Operating Company of (NY), Inc. (FOC). FOC is the licensed operator for the Fountains at Millbrook and Fountains at RiverVue senior living facilities, which are also managed by Watermark. The lease income for 2014 was $3,591,708. The Company had a payable to FOC of $326,266 as of December 31, 2014.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting
The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The accompanying consolidated financial statements include the consolidated accounts of Fountains and the Operator Entities after elimination of intercompany accounts and transactions.

(b)	Consideration of Going Concern
The accompanying consolidated financial statements have been prepared on the basis of the Company continuing as a going concern. As described in note 5, the note payable has been extended to December 31, 2015 and is therefore, reflected as a current liability as of December 31, 2014. However, as described in note 12, the Company executed a purchase and sale agreement in early 2015 and the note payable is anticipated to be paid in full in 2015 at closing of the sale.

(c)	Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

(e)	Accounts Receivable
Accounts receivable are stated net of an allowance for doubtful accounts. The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts. Generally, accounts receivable are considered to be past due after 30 days. Accounts receivable are written off when deemed uncollectible on a specific‑identification basis.

(f)	Inventories
Inventories are valued at the lower of cost or market and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheet. Inventories mainly consist of food, glassware, dishware, utensils, linens and chemicals.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

(g)	Property and Equipment
Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. The Company capitalizes interest during construction to the extent such assets qualify for capitalization. Depreciation is computed using the straight‑line method over the estimated useful lives of the related assets as follows:

Land improvements	10–15 years
Buildings and improvements	5–40 years
Furniture, fixtures, and equipment	3–10 years
Depreciation expense was $17,453,889 in 2014. Depreciation includes amortization of assets recorded under capital leases.
The Company evaluates long‑lived assets for impairment at the individual facility level, which is the lowest level at which individual cash flows can be identified. Impairment losses are recorded on long‑lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of the assets. When events such as these occur, the impaired assets are adjusted to their estimated fair value and an impairment loss is recorded separately as a component of income from operations under loss on impairment of assets. In 2014, the Company recorded a loss on impairment of assets in the accompanying consolidated statements of operations of $3,648,363 related to the facility Fountains at Canterbury. Management determined the fair value of the assets through the use of a discounted cash flow model and with reference to market conditions and prices achieved in the sale of comparable assets. The determination of fair value is based on significant unobservable inputs and, as such, is classified as a Level 3 fair value measurement in accordance with the hierarchy established in ASC 820, Fair Value Measurements and Disclosures.
Construction in progress includes project costs related to the construction of capital improvements and renovations at the Facilities. These costs are allocated to the appropriate fixed asset accounts upon the completion of the construction.

(h)	Restricted Cash
Restricted cash includes a cash escrow reserve for working capital, which is required by the State of Florida for Fountains at Lake Pointe Woods. This restricted cash amount, which is held by state authorities, totaled $696,800 as of December 31, 2014. The reserve requirement under state statutes is calculated by applying a mandated percentage to the Facility’s net operating expenses, plus a debt service reserve, as defined.
Restricted cash also includes a furniture, fixtures and equipment (FF&E) escrow account to be used to replace fixtures, equipment, structural elements and other components of the Facilities as required in the management agreements. The balance of the FF&E escrow account was $995,230 as of December 31, 2014, and is included in restricted cash in the accompanying consolidated balance sheet.
The California Department of Social Services, related to Fountains Carlotta SL, LLC, requires funds to be set aside to meet both a debt service reserve and an operating reserve that is based on the current year debt service paid and net operating expenses incurred related to continuing care residents for 75 days. The Company designated $2,500,000 held in cash and cash equivalents to meet this reserve requirement as of December 31, 2014.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

(i)	Deferred Financing Costs
During 2012, the Company paid fees totaling $2,024,947 to the lender to modify the loan agreement terms as discussed in note 5. In addition to the fee paid in 2012, $259,726 was paid to reimburse for legal and other closing costs related to the loan amendment. Amortization expense for the year ended December 31, 2014 was $1,015,410, and is included in interest expense in the accompanying consolidated statement of operations.
In December 2014, the Company paid $330,874 in fees to the lender to extend the maturity of the loan which will be amortized over the remaining one‑year term of the loan.

(j)	Unearned and Refundable Entrance Fees
The Company provides housing to senior residents under an entrance fee agreement at certain facilities whereby an agreed upon percentage of the fee is refundable to the resident or the resident’s estate upon termination of the contract and/or upon reoccupancy of the unit by the next resident. The contracts vary and can range from 0% to 90% refundable. The Company estimates the portion of the nonrefundable fees expected to be refunded to residents due to early termination. Accordingly, the estimated refundable portion has been classified as refundable entrance fees with a portion recorded as a current liability for those expected to be refunded during the subsequent fiscal year.
The remainder of the entrance fee becomes nonrefundable over time and is recorded by the Company as a long term liability. The nonrefundable portion of the entrance fee is amortized into income using the straight line method over the estimated remaining life expectancy of the resident, based upon an annually adjusted actuarial projection. The Company records a receivable for entrance fees when a payment agreement is entered into with a resident. Such receivables, totaling $140,914 at December 31, 2014, are included in accounts receivable on the consolidated balance sheet.
In conjunction with the acquisition in 2005, the Company assumed refundable entrance fee liabilities at certain Facilities. Due to the uncertainty of timing of settlement of the liability, the fair value could not be reasonably estimated. As a result, the Company has recorded the liability at its face value as refundable entrance fees in the accompanying consolidated balance sheet. At December 31, 2014, the remaining liability totaled $9,370,789. The Company expects the source of repayment of refundable entrance fees to come from entrance fees received from the reoccupancy of the unit.

(k)	Future Service Obligation
The Company owns a Facility where life care contracts were previously offered and is, therefore, obligated to provide services and the use of facilities to the residents of this community over their remaining lives based on the terms of the life care contract agreements (Care Agreements). The facility is the Fountains at The Washington House. When the present value of estimated costs to be incurred under the Care Agreements exceeds the present value of the estimated related revenues, such excess is accrued. The obligation is discounted at 6% based on a rate that reasonably reflects the Company’s risk premium as determined by Management. For 2014, Management reviewed facts and circumstances as of yearend compared to those used in the 2013 valuation and concluded that circumstances have not significantly changed. Therefore, Management has determined that there is no future service obligation as of December 31, 2014.

(l)	Revenue Recognition and Deferred Revenue
Resident fee revenue, including resident community fees, is recognized when services are rendered. The Company invoices the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as liabilities until the services are rendered and the revenue is earned.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

Typically, nonrefundable resident community fees approximating 30 to 60 times the daily residence fee are collected in rental communities upon move‑in. These fees relate to apartment make‑ready services performed by the Company. The rental agreements are cancelable by residents with 30 days’ notice. Resident community fees are recognized as income upon move‑in along with the related direct incremental costs incurred.
Healthcare services revenue is derived primarily from providing long‑term healthcare services to residents. For residents under reimbursement arrangements with third‑party payors, including Medicaid, Medicare, and private insurers, revenue is recorded based on contractually agreed‑upon amounts on a per‑patient, daily basis. The Company records revenue from private pay patients at the agreed upon rate as services are performed.
Healthcare services rendered to Medicare beneficiaries are billed and collected based on a Prospective Payment System (PPS). Fee amounts are determined annually and are based on the care needs of the resident. As a result, PPS does not have estimated annual settlements. Medicaid payment methodologies vary by state. Most state Medicaid programs will perform desk reviews of all submitted cost reports and audit only selected providers. Laws and regulations governing the Medicaid programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates may change. There were no receivables or payables recorded for estimated Medicaid settlements at December 31, 2014.
Lease income is recognized on a straight‑line basis over the terms of the respective leases.

(m)	Marketing and Advertising Costs
Costs for advertising and marketing are expensed at the time the advertising takes place. Total costs expensed during 2014 were $1,845,870, and are included in professional services expense.

(n)	Insurance
The Company is insured for professional and general liability, and automobile liability, subject to deductibles per occurrence of $100,000 and $1,000, respectively. Losses subject to these deductibles are accrued based upon the aggregate liability for reported claims and an estimated liability for claims incurred but not reported. These liabilities are not discounted. The policies, however, do not extinguish or provide legal release from the Company’s obligation prior to payment to the harmed party. Therefore, at December 31, 2014, the Company estimated the total unlimited unpaid claims and recorded insurance liability reserves of $4,795,277. These insurance liability reserves are classified as current or long‑term based on the period claims are expected to be paid. The Company also recorded related assets of $2,303,347 as of December 31, 2014, for the amount in excess of the Company’s deductible thresholds that are estimated to be received from insurance carriers. These insurance receivables are recorded in prepaid and other current assets or other assets based on the period claims are expected to be paid.
The Company also has a guaranteed cost program for workers compensation and employee health insurance.

(o)	Income Taxes
The Company is treated as a partnership for income tax purposes. Accordingly, no provision has been made for federal and state income taxes, as the liability for such taxes, if any, is that of the member and not the Company. The Company is subject to franchise taxes in the state of California, where certain of the Facilities are located. These taxes are expensed as incurred and are included in taxes and license fees in the accompanying consolidated statement of operations.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

(p)	Derivatives
The Company accounts for its derivative instruments in accordance with Accounting Standards Codification (ASC) 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the consolidated balance sheet at fair value. ASC 815 requires that changes in the derivative instrument’s fair value be recognized currently in earnings, unless specific hedge accounting criteria are met.
Effective December 29, 2014, the Company’s derivative instrument had expired. The derivative had been an interest rate swap agreement that it entered into to manage its exposure to interest rate risk. This derivative instrument was not designated as a hedge in accordance with ASC 815, and as a result, changes in the fair value of the derivative instruments are recorded in other (expense) income.

(q)	Fair Value Measurements
Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC 820, Fair Value Measurement, establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:
Level l - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities
Level 2 - Observable prices that are based on inputs not quoted on active markets, but corroborated by market data
Level 3 - Unobservable inputs developed using estimates and assumptions developed by the Company, which reflect those that a market participant would use
As of December 31, 2014, the carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, which meet the definition of a financial instrument, and other liabilities were representative of their fair values because of the short‑term maturity of these instruments.

(3)	Healthcare Revenue Recognition
In 2014, the Company adopted ASU No. 2011‑07, Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Healthcare Entities. Trade receivables are presented net of allowances for contractual discounts and uncompensated care. The allowance for contractual discounts is related to residents covered by Medicare, Medicaid and insurance. The allowance for uncompensated care is related to receivables recorded for self‑pay residents.

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

The allowances for contractual discounts and uncompensated care are as follows at December 31, 2014:

Allowance for contractual discounts	$415,413
Allowance for uncompensated care	175,476
Total	$590,889
The Company recognizes healthcare revenue in the period services are provided based on its standard rates for self‑pay payors and at the contracted rates for third party payors. The Company records a provision for bad debts each month based on the age of unpaid balances and payor type. Healthcare revenue for 2014, net of contractual discounts but before provision for bad debts, by major payor class, was as follows:

Medicare	$21,794,994
Medicaid	3,953,578
Insurance	3,683,433
Self-pay	6,743,263
Total	$36,175,268

(4)	Concentrations of Credit Risk
The Company grants credit without collateral to its residents for amounts due under resident agreements, many of whom are insured under third‑party agreements. The Medicare program is a large source of healthcare revenue for the Company. Revenue from the Medicare program totaled approximately $21.8 million or 13.9% of total revenue during 2014. The mix of receivables from residents and third‑party payers as of December 31, 2014 was as follows:

Medicare	43.58%
Medicaid	7.83%
Insurance	29.33%
Private	19.26%
Total	100.00%

(5)	Notes Payable
At the time of the acquisition in 2005, the Company obtained a loan from Nordbank with a commitment amount of $405,750,000, of which $330,750,000 was drawn on the date of acquisition. The loan is collateralized by the assets of each facility. The loan was initially scheduled to mature on June 30, 2010; however, if the Company met certain criteria at applicable milestone dates, it could be extended three times. The Parent Company exercised all three extension options and the loan is currently due December 31, 2015. As described in note 12, the loan is anticipated to be paid in full from proceeds of a 2015 scheduled sale of the Company. At December 31, 2014, the Company had outstanding borrowings of $265,290,980.
The loan bears interest at the London InterBank Offered Rate (LIBOR) plus the stated spread. LIBOR was 0.25% as of December 31, 2014. The spread is 3.75% effective September 28, 2012. The loan currently requires monthly payments of principal and quarterly payments of interest.
The Company failed to meet its liquidity and Debt Service Coverage Ratio (DSCR) requirements under the original loan agreement with Nordbank at each quarter end in 2008 and for the quarter ended March 31, 2009. This precipitated the Second Amended and Restated Loan Agreement (the Loan Agreement) that was executed

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

on October 27, 2009 (the Closing Date). The modification resulted in the waiver of default interest, the waiver of principal amortization due July 1, 2009, the postponement of ongoing principal amortization for 13 months, modification of the covenant requirements, and the modification of the swap arrangements.
The Company determined the modification to be a troubled debt restructuring in accordance with ASC 470, Debt, that required the effects of a restructuring involving only modification of terms of a payable, and not a transfer of assets or grant of equity interest, be accounted for prospectively from the time of the restructuring, and shall not change the carrying amount of the long‑term debt unless the carrying amount exceeds the total future cash payments specified by the new terms.
As the total future cash payments required by the terms of the Loan Agreement exceeded the carrying value of the loan at the Closing Date, which includes principal and accrued interest less unamortized financing costs, interest expense is being accounted for prospectively using the effective interest rate, which is determined to be 3.85% annually. The default interest, which was waived as part of the 2009 loan modification, is being amortized as a credit to interest expense. The amortization during 2014 was $745,159. As of December 31, 2014, the remaining unamortized default interest was $775,916.
Under the Loan Agreement, the Company was not required to meet a DSCR threshold until the quarter ended March 31, 2012. The DSCR is calculated as the ratio of earnings - before the deduction of interest, taxes, depreciation and amortization, plus the net cash received and refunded for entrance fees - to principal and interest, including interest related to interest rate swap agreements, for the period. A failure to achieve a DSCR of at least 1.00:1 will constitute an event of default. In addition, beginning June 30, 2012, and semiannually thereafter on each December 31st and June 30th, the Company must deliver computations of Excess Cash Flow (ECF), noting any prior prepayments from ECF, and at Nordbank’s option, prepay a portion of the loan not to exceed 50% of ECF. ECF is a measure of the cumulative increase in cash from the Closing Date through the quarter preceding the measurement date, less certain adjustments.
On September 28, 2012, the Second Amendment to the Loan Agreement was executed. This agreement extended the maturity date of the second extension option to December 31, 2014 and the maturity date of the third extension option to December 31, 2015. Additionally, the margin with respect to LIBOR was increased to 3.75% effective September 28, 2012. Under the new Loan Agreement, the maximum percentage of ECF was increased to 90% and the DSCR was increased to 1.15:1.0 as a condition for the third extension. Effective with this amendment, the second extension option was exercised.
The Company determined this amendment to be a modification in accordance with ASC 470, Debt, which requires the calculation of a new effective interest rate. As noted above, this was determined to be 3.85%.
The DSCR was met for all quarters of 2014. The December 31, 2013 and June 30, 2014 ECF calculations resulted in prepayments on the loan made by the Parent Company in March and September 2014 of $6,440,175 and $4,108,706, respectively. The December 31, 2014 ECF calculation resulted in a prepayment on the loan made by the Parent Company in March 2015 of $5,988,353.
Under the Loan Agreement, the Company is subject to certain nonfinancial covenants. The Company was in compliance with all debt covenants as of December 31, 2014.
The fair value of the Company’s note payable is estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. In accordance with ASC 820, management has applied Level 2 inputs to determine that the estimated fair value of the Company’s long‑term debt was $264,599,210 at December 31, 2014.
The Company executed a five‑year installment loan agreement with Wells Fargo Equipment Finance, Inc. in April 2012 in the amount of $99,929 of which $51,388 remained outstanding as of December 31, 2014. The

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

proceeds were used to purchase a new bus at Fountains at Bronson Place. The loan bears an interest rate of 4.95% and is secured by the bus. Payments of interest and principal are due monthly.
Scheduled annual principal maturities of the note payable until maturity, and the installment loan are as follows:

2015	$265,311,500
2016	21,559
2017	9,309
Total scheduled principal maturities	265,342,368
Unamortized waived interest	775,916
Total note payable	266,118,284
Less current maturities	266,087,416
Note payable – less current maturities	$30,868
The Company executed a new interest rate swap agreement with Nordbank effective September 28, 2012. The swap agreement is designated as a hedge in accordance with ASC 815, Derivatives and Hedging. This interest rate swap was held to reduce to the risk of changes in LIBOR on the interest payments on the note payable. The swap agreement expired December 29, 2014.
The Company utilized this interest‑rate related derivative instrument (interest rate swap agreement) to manage its exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than to mitigate the impact of changes in interest rates on its cash flows. That is, the Company does not speculate using derivative instruments.

(6)	Capital Lease Obligation
The Company leased eight vehicles under capital leases in 2014. The following is a schedule of future minimum lease payments under these capital leases together with the present value of net minimum lease payments as of December 31, 2014:

Year ending December 31:
2015	$128,451
2016	128,451
2017	128,451
2018	101,336
2019	22,244
Total minimum lease	508,933
payments
Less amount representing interest	(59,823)
Present value of net
minimum lease payments	449,110
Less current portion	(103,818)
Capital lease obligation – less
current position	$345,292

(Continued)

FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

(7)	Member’s Deficit
The operating agreement details the commitments of the member and provides the procedures for the return of capital to the member with defined priorities. All profits and losses, net cash flow from operations and capital proceeds, if any, are to be distributed according to the priorities specified in the operating agreement. As of December 31, 2014, US SLI is the sole member.

(8)	Lease Income
The Company receives lease income from nonresidential tenants under operating leases. Future minimum lease receipts as of December 31, 2014 are as follows:

Year ending December 31:
2015	$4,849,806
2016	2,669,843
2017	1,456,263
2018	1,478,107
Total	$10,454,019
No single tenant accounts for more than 2.3% of the Company’s total revenue in 2014. The tenant base includes nursing homes, assisted living providers, and homeowners’ associations. Future minimum lease payments do not include amounts received for reimbursement of the facility operating expenses. Additionally, future minimum lease payments do not include revenues earned from temporary tenants with lease commitments that span less than one year.

(9)	Lease Expense
The Company entered into a contingent lease agreement for the use of a health center. The rent expense is based on the actual costs allocable to the premises for a lease year. There is not a fixed minimum lease payment. The lease is for a term of 99 years or the useful life of the building, whichever is shorter. The lease expense for the year ended December 31, 2014 was $732,408 and is included in lease expense in the accompanying consolidated statement of operations.
In addition to the health center lease, the Company is obligated to reimburse the related homeowner’s association (HOA) for fees charged for independent living residents. These fees include dues, basic food service fee, second person fees and parking. The fees paid to the HOA for the year ended December 31, 2014 were $2,591,264, and are included in lease expense in the accompanying consolidated statement of operations.

(10)	Commitments and Contingencies
The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial statements.
Watermark has provided the Company limited indemnifications against actions taken on behalf of the Company in Watermark’s capacity as manager. The Watermark indemnity rights may not protect the Company against all of the risks and possible losses faced by the Company from Watermark’s role as manager.
The Company acquired the Facilities subject to a potential contingent liability of $23,032,890 to refund certain entrance fees collected prior to the acquisition date. Since these fees were collected by the prior owner of the

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FOUNTAINS SENIOR LIVING HOLDINGS, LLC
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2014

Facilities and did not represent a legal obligation to the Company unless the residents vacated their units prior to certain contractually determined dates, no liability was recorded at the time of the acquisition. As of December 31, 2014, the remaining amount of this contingent liability was $2,656,629. As it is not probable the Company will have to pay this amount, no liability has been recorded as of December 31, 2014.
At December 31, 2014, the Company had entered into approximately $823,000 in firm commitments for the completion of construction projects.

(11)	Employee Benefit Plans
The Company offers a 401(k) retirement plan (the 401(k) Plan) under Watermark Services IV, LLC for the benefit of the employees. Employees that complete six months of service and are 21 years of age or older may participate in the 401(k) Plan. Employees may make pretax salary deferrals of 1% to 75% of their compensation, subject to annual dollar limits determined by the Internal Revenue Service. Employer matching contributions for the 401(k) Plan are on a discretionary year‑end match. To receive the match, employees must be actively employed as of the last day of the year. The Company contributed a total of approximately $176,505 during the year ended December 31, 2014 to the 401(k) Plan.

(12)	Subsequent Events
In preparing the consolidated financial statements, the Company evaluated subsequent events occurring through April 30, 2015, the date the consolidated financial statements were available to be issued, in accordance with the Company’s procedures related to disclosure of subsequent events.
The Company executed a purchase and sale agreement (PSA) on February 18, 2015 in which the Company, along with all the subsidiaries of the Company, is a party to the agreement whereby each subsidiary will sell its respective property and transfer licenses to the buyer. The closing date has not yet been determined as of the issuance of these financial statements. Proceeds from the sale are anticipated to be sufficient to repay the Nordbank loan in full at closing and no loss on the sale is anticipated.

(Continued)